JOINT FILING AGREEMENT
                             ----------------------

         In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of them of a statement on Schedule 13D (including amendment thereto) with respect to securities of Moscow CableCom Corp.; and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filing.

         In witness whereof, the undersigned hereby execute this Agreement this 23rd day of September, 2004.


                                             COLUMBUS NOVA INVESTMENTS VIII LTD.


                                             By: /s/ Andrew Intrater
                                                 --------------------------
                                                 Name:  Andrew Intrater
                                                 Title: Managing Partner



                                             VICTOR VEKSELBERG


                                             By: /s/ Victor Vekselberg
                                                 --------------------------
                                                 Name:  Victor Vekselberg